EXHIBIT 32.2
                                                                    ------------

      CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT
                TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     The undersigned, Robert J DeSantis, Chief Financial Officer of DSL.net, Inc. (the "Company"), in connection with the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2004 and filed on this date (the "Report"), hereby certifies pursuant to the requirements of the Sarbanes-Oxley Act of 2002, that the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act), and fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report. This certification is being provided pursuant to section 1350 of chapter 63 of title 18 of the United States Code and is not to be deemed a part of the Report, nor is it to be deemed to be filed pursuant to the Exchange Act or to form a part of the Company's public disclosure in the United States or otherwise.


By:  /s/ Robert J. DeSantis
---------------------------------
Robert J. DeSantis
Chief Financial Officer
DSL.net, Inc.
May 14, 2004